Exhibit 10.1

FROM:

LOAR GROUP INC.

20 New King Street, White

Plains,

NY 10604,

USA

(“we” or the “Purchaser”)

TO:

Each of the persons listed in Exhibit 1

hereto

(“Main Shareholders”)

Paris, on 20 February 2025

Strictly confidential

Re.	Put Option for the acquisition of the Transferred Securities relating to ASC3 LMB TopCo (directly and indirectly)

Dear Sirs,

We are pleased to confirm our irrevocable commitment (the “Put Option”) to purchase (the “Purchase”) the Transferred Securities giving access, directly and indirectly, to 100 % of the share capital and voting rights of ASC3 LMB TopCo, a société par actions simplifiée organized under the laws of France, having its registered office at 36, avenue Pierre et Marie Curie, 19360 Malemort, registered with the Trade and Company Registry of Brive under the number 908 675 119 (the “Company”), in accordance with the terms and subject to the conditions set forth in the final draft of “Securities Purchase Agreement with respect to the Securities of ASC3 LMB TopCo and ASC3 LMB FinCo” attached hereto (with its Schedules) as Exhibit 2 (as the same may be completed or amended) (the “SPA”), which the Main Shareholders, may at their sole discretion, elect to exercise as set out below, and whereby, if so exercised, we undertake to execute the SPA (the “Transaction”).

All terms not defined in this letter (the “Put Option Agreement”) are as defined in the SPA.

The undersigned acknowledge and agree that the Put Option is irrevocable until the Expiration Date (as defined below) and that the Put Option is governed by article 1124 of the French Civil Code (Code civil) and does not constitute an offer within the meaning of articles 1114 et seq. of the French Civil Code. We acknowledge and agree that the Main Shareholders are parties hereto only to accept the benefit of the Put Option as an option exercisable at their sole discretion and to take the undertakings set forth under Sections 2 (Consultation of the Social and Economic Committee ), 3 (Exclusivity), 5 (Management of the Group Companies and other undertakings), 7 (Representations and Warranties) and 8 (W&I Insurance) below and that nothing herein shall constitute in any manner whatsoever an undertaking by the Main Shareholders or any of their Affiliates to sell to the Purchaser or its Affiliates all or part of the Transferred Securities. The Main Shareholders are acting severally and not jointly (conjointement et non solidairement).

1.	SPA

We irrevocably and unconditionally undertake to acquire the Transferred Securities at the Purchase Price and under the other terms and conditions set forth in the SPA subject only to the sending by the Sellers’ Agent at the latest on the Expiration Date (as such term is defined in Section 6) of a notice of the Main Shareholders’ decision to exercise the Put Option in accordance with Section 14.3 (Notices and Communications) of the SPA (the “Put Exercise Notice”) and the delivery by the Main Shareholders of the SPA duly signed (including, as the case may be, an electronic version) by the Main Shareholders and by all the other Original Parties (other than the Purchaser and the Purchaser Parent).

The Put Exercise Notice shall specify the date (being a Business Day no more than five (5) Business Days after the sending of such notice) on which the SPA is to be executed and, subject to the sending of the Put Exercise Notice at the latest on the Expiration Date with the delivery by the Sellers’ Agent of the SPA duly signed by the Main Shareholders and by all the other Original Parties (other than the Purchaser and the Purchaser Parent), the Purchaser undertakes to execute, and to cause the Purchaser Parent to execute, the SPA on the date specified in the Put Exercise Notice.

It is hereby expressly specified that the validity and enforceability of the Put Option is not subject to the execution of the SPA by the Purchaser and the Purchaser Parent and, accordingly, upon exercise of the Put Option, the Purchaser shall be bound to complete the sale of the Transferred Securities at the Purchase Price and under the other terms and conditions set forth in the SPA which shall be definitive, whether or not the SPA is executed by the Purchaser and the Purchaser Parent on the date indicated in the Put Exercise Notice.

2.	CONSULTATION OF THE SOCIAL AND ECONOMIC COMMITTEE

We acknowledge that before the Main Shareholders may decide to exercise this Put Option and enter into an agreement to sell to us the Transferred Securities, the social and economic committee (comité social et économique) of LMB S.A.S. (the “Works’ Committee”) shall be informed and consulted on the contemplated Transaction according to article L. 2312-8 of the French Labor Code (the “Consultation Process”).

The date on which the Consultation Process is completed in accordance with applicable laws and regulations shall be referred to as the “Consultation/Information Completion Date”.

Each of the Main Shareholders undertakes to take all necessary actions and measures reasonably required to conduct the Consultation Process appropriately and to ensure that the Consultation Process is conducted in timely fashion and completes before the Expiration Date. We hereby undertake to cooperate with the representatives of the Sellers and the Group Companies during the Consultation Process. In particular, we agree that we shall, and shall cause our Affiliates to:

•

provide all presentations and other information reasonably required in connection with the Consultation Process, including, upon request of any of the Main Shareholders, sufficiently detailed information on the Purchaser, its Affiliates and ultimate shareholders, their background and history, including past investments in the same industry if any and their plans for the Group Companies;

•

procure that senior representatives of the Purchaser and its Affiliates attend meeting(s) of the Works’ Committee and meet with the relevant employees and employee representatives where and when reasonably requested;

•	more generally, provide all reasonable assistance and cooperation with a view to completing the Consultation Process in a timely fashion and in any event before the Expiration Date.

The Main Shareholders shall not, and shall use their respective best efforts to procure that no Person shall, make any undertaking to the Works’ Committee or any employee or officer of any of the Group Companies on behalf of the Purchaser without the prior written consent of the Purchaser.

The Sellers’ Agent undertakes to regularly inform us of the status of the Consultation Process and to promptly inform us in writing upon its becoming aware of the issuance by the Works’ Committee of its opinion or deemed opinion in respect of the Transaction.

By countersigning this letter, each of the Main Shareholders undertakes to (x) procure that the Consultation Process be engaged as soon as reasonably practicable, and in any event no later than five (5) Business Days, after the date hereof and (y) promptly provide to the Purchaser a copy of the notice convening the first meeting of the Works’ Committee for the purpose of the Consultation Process.

The Consultation/Information Completion Date shall be the earlier of (x) the date on which the Works’ Committee has delivered its opinion in accordance with applicable laws and regulations or (y) the date of expiration of the relevant applicable time period as per the French law upon which the Works’ Committee is deemed to have rendered its opinion.

3.	EXCLUSIVITY

By countersigning this letter, the Main Shareholders grant us a period of exclusivity ending, whether or not the Put Option has lapsed, on the earliest of (i) 30 June 2025 (at 6:00 pm Paris time), and (ii) the date of signature of the SPA by all the Parties thereto (the “Exclusivity Period”).

By granting us such Exclusivity Period, the Main Shareholders, during such Exclusivity Period shall not take any action to, and shall procure that their respective Affiliates (including the Group Companies), officers, directors, employees, agents, or advisers, do not:

•

enter into any contract, arrangement or understanding for selling, nor take any other action in view of the transfer, by any means, directly or indirectly, of all or part of the Transferred Securities, or all or part of the Group Companies’ business, other than the Transaction contemplated by this Put Option Agreement or as otherwise permitted under the SPA (any of the foregoing being referred to as an “Acquisition Proposal”); and

•	initiate, solicit, pursue or participate in, any discussions or negotiations that constitute an Acquisition Proposal; or

•

make available to any Person (other than the Purchaser or its Affiliates) any information relating to any of the Group Companies and/or their assets or businesses in connection with an Acquisition Proposal.

We understand that the Main Shareholders grant us the exclusivity set forth above and agree to the terms of this letter, but the Main Shareholders do not undertake to exercise the Put Option, it being agreed among the parties hereto that such exercise could only occur after the Consultation/Information Completion Date.

4.	REQUIRED CLEARANCE

The Purchaser shall initiate the process to obtain the Required Clearance as soon as reasonably possible as from the date on which the Works’ Committee shall have been convened for the first time for the purpose of the Consultation Process, and shall in any event, proceed with the necessary filings, submissions, notification with the Required Authority within ten (10) Business Days of such date.

The Purchaser agrees to comply with the provisions of Section 4.2 (Responsibility for satisfaction) of the SPA as if such provisions were set out in this Put Option Agreement.

Each Party shall provide the other Party with such Know Your Customers (KYC) documentation as it may reasonably request to satisfy applicable legal and regulatory requirements.

5.	MANAGEMENT OF THE GROUP COMPANIES AND OTHER UNDERTAKINGS

By countersigning this letter, the Main Shareholders agree and undertake to use their best endeavors to comply with the provisions of Section 5.3 (Conduct of Business) and 5.4 (Access to Management and Information) of the SPA, relating to the management of the Group Companies, as if the same were in effect on the date hereof, as from the date of this Put Option Agreement until the earlier of the following dates to occur:

•	the Expiration Date (as defined below),

•	the execution of the SPA, and

•	the termination of the Put Option.

6.	DURATION OF THE PUT OPTION AGREEMENT

This Put Option Agreement will remain binding on us until the earlier date (the “Expiration Date”) of:

•	the tenth (10th) Business Day after the Consultation/Information Completion Date, at 6.00 pm (Paris time), and

•

15 May 2025 at 6.00 pm (Paris time) (such date being automatically extended to the date which is the fifth (5th) Business Day after the sending of a Put Exercise Notice in case any such Put Exercise Notice has been validly sent in accordance with the terms herein), any action or revocation from us before that date being without effect.

If the Main Shareholders wish to exercise the Put Option, they shall do so by the sending by the Sellers’ Agent to us of a Put Exercise Notice. To be valid, the Put Exercise Notice:

•	shall confirm that the Consultation Process has been duly completed (reasonable evidence of completion of these processes being attached to the Put Exercise Notice); and

•	shall be issued no later than the Expiration Date.

Absent any issuance of the Put Exercise Notice prior to the Expiration Date, our undertaking under this Put Option Agreement shall automatically lapse and be of no further force and effect (caduque) without further notice or formality or any liability on any party, save in case of a prior breach by any of the parties hereto of the terms and provisions of this Put Option Agreement and save for the provisions of Section 10 and Section 3 of this Put Option Agreement which shall survive such termination.

7.	REPRESENTATIONS & WARRANTIES

The Purchaser hereby gives the representations and warranties to the Main Shareholders provided in Section 8 (Representations of the Purchaser) of the SPA as if such provisions were set out herein and any reference therein to “this Agreement” or to “the date hereof” (or a similar expression) shall be deemed to include a reference to this Put Option Agreement and the date of such Put Option Agreement, respectively.

The Main Shareholders hereby give the representations and warranties to the Purchaser provided in Section 9 (Representations of the Sellers) of the SPA as if such provisions were set out herein and any reference therein to “this Agreement” or to “the date hereof” (or a similar expression) shall be deemed to include a reference to this Put Option Agreement and the date of such Put Option Agreement, respectively.

The Warrantors hereby give the representations and warranties (the “Business R&W”) to the Purchaser provided in Article II of (Representations and Warranties) of the warranty deed attached to the SPA as Schedule 6.3(a)(v) (the “Warranty Deed”), on and subject to the limitations set forth in Article III (Repayment Obligations) of the Warranty Deed (including for the avoidance of doubt the one euro cap set forth in Section 3.2 of the Warranty Deed), as if such provisions were set out herein and any reference therein to “this Agreement” or to “the date hereof” (or a similar expression) shall be deemed to include a reference to this Put Option Agreement and the date of this Put Option Agreement, respectively.

8.	W&I INSURANCE

The Parties acknowledge that (x) the Purchaser intends to obtain a warranty and indemnity insurance policy in respect of the Business R&W (the “W&I Policy”) and (y) the W&I Policy may become effective after the date hereof. The Warrantors hereby agree to cooperate with the Purchaser and use their respective best efforts to do all things that the Purchaser may reasonably request in order for the Purchaser to maximize its cover under the W&I Policy. To the extent that the underwriter of the W&I Policy proposes any exclusions beyond market standard exclusions, the Warrantors shall cooperate with the Purchaser (including by way of joining underwriting calls) to enable the Purchaser to seek to remove or minimize the extent of such exclusions and/or to enable the Purchaser to seek such enhancements of cover as it may deem (acting reasonably) necessary or desirable.

9.	MISCELLANEOUS

Article 1195 of the French Civil Code (Code civil) shall not apply to this Put Option. Accordingly, we represent that we accept any risk relating to, or resulting from, an unforeseeable change of circumstances within the meaning of article 1195 of the French Civil Code (Code civil).

Any provision of this Put Option which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent that such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Put Option invalid, illegal or unenforceable in any other jurisdiction.

The parties hereto acknowledge that the Put Option is definitive and irrevocable and that it cannot be withdrawn in any circumstance (either prior to or after the exercise of the Put Option). To the extent that it is necessary, the Purchaser hereby declares that it gives its final and irrevocable consent to the purchase of the Transferred Securities pursuant to the exercise of the Put Option and subject to the terms and conditions of the SPA. Consequently, the Purchaser may not withdraw (rétracter) the Put Option for any reason whatsoever before the Expiration Date, and hereby acknowledges and accepts that any such withdrawal (rétractation), or any other action or intervention before such expiration, shall be null and void and of no effect on the validity of the acquisition of the Transferred Securities subject to the terms and conditions of the SPA and that, if it refuses to or does not carry out the required actions to complete the Transaction subject to the terms and conditions of the SPA, completion of acquisition of the Transferred Securities may be judicially acknowledged or ordered. In accordance with article 1124 of the French Civil Code, any withdrawal of the Put Option by the Purchaser before the Expiration Date shall not prevent the performance of the Transaction in accordance with, and pursuant to, the terms of the SPA, should the Sellers’ Agent exercise the Put Option before the Expiration Date in compliance with the terms of this agreement.

Furthermore, the parties expressly agree that their obligations under the Put Option may be subject to specific performance (“execution forcée en nature”) in accordance with article 1217 of the French Civil Code, and that such specific performance (“execution forcée en nature”) will constitute a balanced course of action falling outside the “manifest disproportion” (“disproportion manifeste”) exclusion contained in article 1221 of the French Civil Code.

The parties hereto expressly and irrevocably waive the benefit of (i) their right to invoke the provisions of article 1223 of the French Civil Code (Code civil) and to accept a partial execution of this Put Option in exchange for a proportional price reduction, (ii) their right to invoke the provisions of article 1226 of the French Civil Code (Code civil) in order to terminate or try to terminate this Put Option, (iii) their right to claim that this Put Option shall be null and void as a consequence of the termination of any agreement which is required for the performance of the obligations provided for in this Put Option, pursuant to the provisions of articles 1186 and 1187 of the French Civil Code (Code civil) and, as far as permitted by applicable law, (iv) their rights pursuant to the provisions of articles 1190 and 1602 of the French Civil Code (Code civil).

10.	GOVERNING LAW – JURISDICTION

This Put Option shall be governed by French law.

Any dispute or claim of whatever nature arising out of or in any way relating to this Put Option (or any matters contemplated under this Put Option) shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris (Tribunal des activités économiques de Paris).

11.	SELLERS’ AGENT

Each of the Main Shareholders hereby irrevocably appoints Tikehau Investment Management (the “Sellers’ Agent”) as its representative to act in its name and on its behalf for all purposes of this agreement (including to exercise the Put Option on its behalf by sending the Exercise Notice to the Purchaser) and the provisions of Article 14.2 (Sellers’ Agent) of the SPA shall apply mutatis mutandis with respect to the powers granted by the Main Shareholders to the Sellers’ Agent for the purposes of this agreement.

12.	INCORPORATION BY REFERENCE

To the extent not contrary to any specific term of the Put Option, the provisions of Sections 13 (Confidentiality), 14.1 (Further Actions), 14.2 (Sellers’ Agent), 14.3 (Notices and Communications), 14.4 (Costs and Expenses), 14.5 (Absence of third-party rights – Assignment), 14.7 (Entire Agreement), 14.8 (No hardship), 14.9 (Counsels and legal advisors), 14.11 (Explicit waivers of the Purchaser), 14.12 (Specific Performance), 14.14 (Intangibility of the Agreement) and 14.16 (Severability) of the SPA are incorporated by reference in this Put Option and shall apply mutatis mutandis as from the date hereof to this Put Option as if they were forming a part hereof, it being specified that, for the purpose of this Put Option, any reference to the “Agreement” in such sections of the SPA shall be construed as making reference to this Put Option, and any reference to the “Sellers” and the “Purchaser” shall be construed as making reference, respectively, to the Main Shareholders and the Purchaser.

13.	ELECTRONIC SIGNATURE

The Purchaser and the Main Shareholders hereby agree that, as a matter of evidence agreement (convention de preuve), this Put Option is signed electronically in accordance with the European and French regulations in force, in particular Regulation (EU) No. 910/2014 of the European Parliament and of the Council dated 23 July 2014 and articles 1366 et seq. of the French Code civil. For this purpose, the parties agree to use the online platform DocuSign (www.docusign.com). Each of the Purchaser and the Main Shareholders decides (i) that the electronic signature which it attaches to this document has the same legal value as its handwritten signature and (ii) that the technical means implemented in the context of this signature confer a definite date (date certaine) to this document.

Each of the Purchaser and the Main Shareholders acknowledges and accepts that the signature process used by the Purchaser and the Main Shareholders to electronically sign this document enables each of them to have a copy of this document on a durable medium or to have access to it, in accordance with Article 1375 paragraph 4 of the French Code civil (Code civil).

Yours sincerely,

/s/ Dirkson Charles
Loar Group Inc. By: Dirkson Charles Title: CEO

Agreed and accepted:

/s/ François- Joseph Khoury	/s/ François- Joseph Khoury
Ace Aero Partenaires (AAP Plateforme) represented by Tikehau Investment Management, itself represented by François- Joseph Khoury	Ace Aero Partenaires (AAP Support) represented by Tikehau Investment Management, itself represented by François- Joseph Khoury

/s/ François- Joseph Khoury	/s/ Thomas Bernard
ACE LMB Fund represented by Tikehau Investment Management, itself represented by François- Joseph Khoury	Monsieur Thomas Bernard

/s/ Renaud Severac	/s/ Christophe Somaini
Monsieur Renaud Severac	FCP Amundi Equilibre Climat represented by Amundi Private Equity Funds, itself represented by Christophe Somaini

/s/ Christophe Somaini	/s/ Christophe Somaini
FCP Amundi Patrimoine PEA represented by Amundi Private Equity Funds, itself represented by Christophe Somaini	FPCI Amundi Fleuron ETI Capital Flexible represented by Amundi Private Equity Funds, itself represented by Christophe Somaini

/s/ Christophe Somaini	/s/ Christophe Somaini
FCPR Amundi Mégatendances AV represented by Amundi Private Equity Funds, itself represented by Christophe Somaini	FPCI Amundi ETI Mégatendances II represented by Amundi Private Equity Funds, itself represented by Christophe Somaini

/s/ Christophe Somaini	/s/ Christophe Somaini
FCPR Amundi Private Equity Mégatendances II	FCPR Amundi Mégatendances II
represented by Amundi Private Equity Funds, itself represented by Christophe Somaini	represented by Amundi Private Equity Funds, itself represented by Christophe Somaini

/s/ Christophe Somaini
FCPR Amundi Fleurons des Territoires represented by Amundi Private Equity Funds, itself represented by Christophe Somaini

Confidential

EXHIBIT 1

List of the Main Shareholders

1.

Ace Aéro Partenaires, a société de libre partenariat organized under the laws of France, having its registered office at 32, rue de Monceau – 75008 Paris and registered with the Registry of Commerce and Companies of Paris under number 888 238 573 – Plateforme Compartment (AAP Plateforme), represented by its management company, Tikehau Investment Management, a société par actions simplifiée having its registered office at 32, rue de Monceau – 75008 Paris and registered with the Registry of Commerce and Companies of Paris under number 491 909 446 (“TIM”);

2.

Ace Aéro Partenaires, a société de libre partenariat organized under the laws of France, having its registered office at 32, rue de Monceau – 75008 Paris and registered with the Registry of Commerce and Companies of Paris under number 888 238 573 – Support Compartment (AAP Support), represented by its management company, TIM;

3.

ACE LMB Fund, a fund represented by its management company, TIM (AAP Plateforme, AAP Support and ACE LMB Fund, together, acting severally but not jointly (conjointement mais non solidairement, “Tikehau”);

4.	Thomas Bernard, a French citizen, born on [***] in Limoges (87), residing at [***];

5.	Renaud Severac, a French citizen, born on [***], residing at [***];

6.

FCP Amundi Equipe Climat, a fonds communs de placement, represented by its management company Amundi Private Equity Funds, a société anonyme incorporated under the laws of France, whose registered office is located at 90, boulevard Pasteur, 75015 Paris and identified under number 422 333 575 RCS Paris (“Amundi PEF”);

7.	FCP Amundi Patrimoine PEA, a fonds communs de placement, represented by its management company Amundi PEF;

8.	FCPR Amundi Mégatendances AV, a fonds communs de placement, represented by its management company Amundi PEF;

9.	FPCI Amundi ETI Mégatendances II, a fonds professionnel de capital investissement, represented by its management company Amundi PEF;

10.	FCPR Amundi Private Equity Mégatendances II, a fonds communs de placement, represented by its management company Amundi PEF;

11.	FCPR Amundi Mégatendances II, a fonds commun de placement à risque, represented by its management company Amundi PEF;

12.	FCPR Amundi Fleurons des Territoires, a fonds commun de placement à risque, represented by its management company Amundi PEF; and

13.	FPCI Amundi Fleuron ETI Capital Flexible, a fonds professionnel de capital investissement, represented by its management company Amundi PEF.

Confidential

EXHIBIT 2

Final draft of the SPA (with its Schedules)